Exhibit 10.1

                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

Third Amendment dated as of March 17, 1998 (Amendment) to Employment Agreement dated as of November 1, 1994, as amended July 25, 1996 and December 9, 1997 (Employment Agreement), between American Stores Company, a Delaware corporation (Company), and Martin A. Scholtens (Executive). The Company and Executive are collectively referred to as the Parties, and individually as a Party.

     WHEREAS, the Parties desire to amend certain provisions of the Employment Agreement;

     NOW, THEREFORE, in consideration of the premises and their mutual agreements hereinafter set forth, the Parties agree as follows:

1. Section VI-B of the Employment Agreement is hereby amended by inserting the following new subparagraph 2-A immediately following the Service Table set forth in subparagraph 2 of Section VI-B:

          2-A. Notwithstanding the foregoing, the minimum annual retirement benefit payable to Executive hereunder shall be Two Hundred Twenty Five Thousand Dollars ($225,000); provided, that Executive shall not be entitled to such minimum annual retirement benefit if he terminates the Parties' employment relationship prior to April 1, 2000 for any reason other than the Company's breach of a material provision of this Agreement.

2. Except as specifically provided herein, the Employment Agreement shall be unmodified and shall continue in full force and effect.

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

                                   AMERICAN STORES COMPANY


                                   By:   /s/ Kathleen E. McDermott

                                   Name:  Kathleen E. McDermott

                                   Title: Chief Legal Officer &
                                            Assistant Secretary

                                   EXECUTIVE

                                   /s/ Martin A. Scholtens
                                   Martin A. Scholtens